Earnings Results First Quarter 2026 Exhibit 99.2

2 Forward-Looking Statements This slide presentation and certain of our other filings with the Securities and Exchange Commission contain statements that constitute "forward-looking statements" within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward- looking statements. You can identify these forward-looking statements through Pinnacle’s use of words such as "believes," "anticipates," "expects," "may," "will," "assumes," "predicts," "could," "should," "would," "intends," "targets," "estimates," "projects," "plans," "potential" and other similar words and expressions of the future or otherwise regarding the outlook for Pinnacle's future business and financial performance and/or the performance of the banking industry and economy in general. These forward-looking statements include, among others, statements on our expectations related to (1) the anticipated benefits and risks related to the recently completed business combination transaction between Synovus Financial Corp., a Georgia corporation (“Synovus”) and Pinnacle Financial Partners, Inc., a Tennessee corporation (“Legacy Pinnacle”), including the risk that the cost savings and revenue synergies from the transaction may not be fully realized or may take longer than anticipated to be realized, the risk that the integration of Legacy Pinnacle’s and Synovus’ respective businesses and operations will be materially delayed or will be more costly or difficult than expected, including as a result of unexpected factors or events, and risks related to management and oversight of the expanded business and operations of the combined company; (2) loan growth and loan mix; (3) deposit growth and deposit mix; (4) net interest income and net interest margin; (5) revenue growth, including growth attributable to Pinnacle’s investment in Bankers Healthcare Group ("BHG"); (6) non-interest expense; (7) credit trends and key credit performance metrics; (8) our future operating and financial performance; (9) our strategy and initiatives for future revenue growth, balance sheet optimization, capital management, and expense management, including those statements related to our talent recruitment strategy and expected embedded growth from that strategy; (10) our effective tax rate; (11) our capital position; and (12) our assumptions underlying these expectations. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties which may cause the actual results, performance or achievements of Pinnacle to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on the information known to, and current beliefs and expectations of, management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this presentation. Many of these factors are beyond Pinnacle's ability to control or predict. These forward-looking statements are based upon information presently known to Pinnacle's management and are inherently subjective, uncertain and subject to change due to any number of risks and uncertainties, including, without limitation, the risks and other factors set forth in Pinnacle's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2025 under the captions "Cautionary Notice Regarding Forward-Looking Statements" and "Risk Factors" and in Pinnacle’s quarterly reports on Form 10-Q and current reports on Form 8-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. We do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as otherwise may be required by law.

3 Use of Non-GAAP Financial Measures This slide presentation contains certain non-GAAP financial measures determined by methods other than in accordance with generally accepted accounting principles. Such non-GAAP financial measures include the following: adjusted net income available to common shareholders; adjusted diluted earnings per share; adjusted return on average assets; return on average tangible common equity; adjusted return on average tangible common equity; adjusted non-interest revenue; adjusted total revenue taxable equivalent (TE); adjusted non-interest expense; adjusted tangible efficiency ratio; tangible common equity ratio; tangible book value per common share; and adjusted pre-provision net revenue (PPNR). The most comparable GAAP measures to these measures are net income available to common shareholders; diluted earnings per share; return on average assets; return on average common equity; total non-interest revenue; total revenue; total non-interest expense; efficiency ratio-TE; total shareholders' equity to total assets ratio; book value per common share; and PPNR, respectively. Management believes that these non-GAAP financial measures provide meaningful additional information about Pinnacle to assist management and investors in evaluating Pinnacle's operating results, financial strength, the performance of its business and the strength of its capital position. However, these non-GAAP financial measures have inherent limitations as analytical tools and should not be considered in isolation or as a substitute for analyses of operating results or capital position as reported under GAAP. The non-GAAP financial measures should be considered as additional views of the way our financial measures are affected by significant items and other factors, and since they are not required to be uniformly applied, they may not be comparable to other similarly titled measures at other companies. Adjusted net income available to common shareholders, adjusted diluted earnings per share and adjusted return on average assets are measures used by management to evaluate operating results exclusive of items that are not indicative of ongoing operations and impact period-to-period comparisons. Return on average tangible common equity and adjusted return on average tangible common equity are measures used by management to compare Pinnacle's performance with other financial institutions because it calculates the return available to common shareholders without the impact of intangible assets and their related amortization, thereby allowing management to evaluate the performance of the business consistently. Adjusted non-interest revenue and adjusted total revenue TE are measures used by management to evaluate non-interest revenue and total revenue exclusive of net investment securities gains (losses), fair value adjustments on nonqualified deferred compensation, and other items not indicative of ongoing operations that could impact period-to-period comparisons. Adjusted non-interest expense and the adjusted tangible efficiency ratio are measures utilized by management to measure the success of expense management initiatives focused on reducing recurring controllable operating costs. The tangible common equity ratio is used by stakeholders to assess our capital position. Tangible book value per common share is used by stakeholders to assess our financial stability and value. Adjusted PPNR is used by management to evaluate PPNR exclusive of items that management believes are not indicative of ongoing operations and impact period-to-period comparisons. The computations of the non-GAAP financial measures used in this slide presentation are set forth in the appendix to this slide presentation. Management does not provide a reconciliation for forward-looking non-GAAP financial measures where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the occurrence and the financial impact of various items that have not yet occurred, are out of Pinnacle's control, or cannot be reasonably predicted. For the same reasons, Pinnacle's management is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures. Merger-Related Notes • • The merger of legacy Pinnacle and Synovus closed on January 1, 2026 and all purchase accounting adjustments are preliminary as of March 31, 2026 and are subject to change until the measurement period is closed. • Prior periods' consolidated financial statements have been reclassified whenever necessary to conform to the current periods' presentation. • Fourth Quarter 2025 has been presented for the combined franchise in certain cases throughout this presentation and is indicated with a reference to "4Q25C" or "combined basis" where used. • As of March 31, 2026, preliminary remaining accretable purchase accounting loan marks are $694MM as shown in this slide presentation; this includes ~$2MM of residual legacy Pinnacle's BNC Bancorp-related acquisition loan marks.

4 Top TSR Win with PNFP footprint population projected to grow ~2x faster than national average(1) Pinnacle Financial Partners THE CLIENTS THE TEAM Win with THE SHAREHOLDERS Leads to Winning with Highly Successful Operating and Recruiting Model That Generates Top Quartile Revenue, EPS and TBV Growth Industry-Leading Client Service + = Regional Bank Employer of Choice Top NPS Top Engagement (1) S&P Capital IQ Pro Objective: Objective: Objective:

A Standout First Quarter as a Combined Company

Pinnacle FINANCIAL PARTNERS

Strong Earnings Per Share	Solid Loan and Deposit Growth	Sound Credit Quality and Capital
$0.89 1Q26 Diluted Earnings Per Share	**+10%** 1Q26 Annualized Period-End Loan Growth(2)(6)	**0.23% / 0.58%** 1Q26 NCO Ratio(4) 1Q26 NPA Ratio(4)
$2.39 1Q26 Adjusted Diluted Earnings Per Share(1)	**+8%** 1Q26 Annualized Period-End Core Deposit Growth(2)(3)	**9.83% / 9.60%** 1Q26 CET1 Ratio(5) 1Q26 CET1 Incl. AOCI(5)

Note: The PNFP-SNV merger closed on January 1, 2026 and all purchase accounting adjustments are preliminary as of March 31, 2026 and are subject to change until the measurement period is closed. (1) Non-GAAP financial measure; see appendix for applicable reconciliation; (2) Linked quarter annualized growth compared to legacy PNFP and SNV combined company balances at December 31, 2025; (3) Core Deposits exclude non-ICS brokered deposits; (4) NCO Ratio is Net Charge-Offs/Average Loans and NPA Ratio is NPAs/ Loans, other loans held for sale, and ORE; (5) 1Q26 Capital ratios are preliminary; (6) Excludes purchase accounting loan mark

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6 Revenue Producer Hiring Remains Consistent Post-Merger Revenue Producer Hires in First Quarter 2026 Note: 37 New Hires or Accepted Offers Since Quarter-End(1) Source: PNFP internal data; (1) Revenue producer hires/acceptances since April 1, 2026 were measured as of April 17 Nashville Business Journal

7 earned by legacy Synovus Source: 2026 Fortune 100 Best Companies to Work For®

8 Outstanding results in the midst of a pending merger Coalition Greenwich Recognition Remains Outstanding No. 1 No. 6 Legacy Pinnacle Synovus Source: Coalition Greenwich Voice of Client - 2025 U.S. Commercial Banking Study Both firms rank among the most awarded institutions out of more than 500 banks nationwide Net Promoter Score of 59 Net Promoter Score of 83 No. 1 NPS score in the Southeast

9 Adjusted Revenue, in Millions 1Q 22 2Q 22 3Q 22 4Q 22 1Q 23 2Q 23 3Q 23 4Q 23 1Q 24 2Q 24 3Q 24 4Q 24 1Q 25 2Q 25 3Q 25 4Q 25 1Q 26 $— $500 $1,000 $1,500 Diluted Adjusted EPS 1Q 22 2Q 22 3Q 22 4Q 22 1Q 23 2Q 23 3Q 23 4Q 23 1Q 24 2Q 24 3Q 24 4Q 24 1Q 25 2Q 25 3Q 25 4Q 25 1Q 26 $0.50 $1.00 $1.50 $2.00 $2.50 Tangible Book Value Per Share 1Q 22 2Q 22 3Q 22 4Q 22 1Q 23 2Q 23 3Q 23 4Q 23 1Q 24 2Q 24 3Q 24 4Q 24 1Q 25 2Q 25 3Q 25 4Q 25 1Q 26 $25 $30 $35 $40 $45 $50 $55 $60 $65 Book Value Per Common Share 1Q 22 2Q 22 3Q 22 4Q 22 1Q 23 2Q 23 3Q 23 4Q 23 1Q 24 2Q 24 3Q 24 4Q 24 1Q 25 2Q 25 3Q 25 4Q 25 1Q 26 $50 $55 $60 $65 $70 $75 $80 $85 $90 $95 Diluted Reported EPS 1Q 22 2Q 22 3Q 22 4Q 22 1Q 23 2Q 23 3Q 23 4Q 23 1Q 24 2Q 24 3Q 24 4Q 24 1Q 25 2Q 25 3Q 25 4Q 25 1Q 26 $0.50 $1.00 $1.50 $2.00 $2.50 $3.00 Reported Revenue, in Millions 1Q 22 2Q 22 3Q 22 4Q 22 1Q 23 2Q 23 3Q 23 4Q 23 1Q 24 2Q 24 3Q 24 4Q 24 1Q 25 2Q 25 3Q 25 4Q 25 1Q 26 $— $500 $1,000 $1,500 Our Focus is Unchanged Note: The PNFP-SNV merger closed on January 1, 2026 and all purchase accounting adjustments are preliminary as of March 31, 2026 and are subject to change until the measurement period is closed; All CAGR information reflects 1Q22-4Q25 legacy Pinnacle results; (1) Non-GAAP financial measures; see appendix for applicable reconciliations (1)(1) (1) 1Q22-4Q25 Results Reflect Legacy Pinnacle, While 1Q26 Reflects the Combined Organization CAGR: 12% CAGR: 7% CAGR: 13% CAGR: 8% CAGR: 11% CAGR: 7%

10 Period-End Deposits, in Billions 1Q 22 2Q 22 3Q 22 4Q 22 1Q 23 2Q 23 3Q 23 4Q 23 1Q 24 2Q 24 3Q 24 4Q 24 1Q 25 2Q 25 3Q 25 4Q 25 4Q 25 C 1Q 26 $— $10 $20 $30 $40 $50 $60 $70 $80 $90 $100 $110 NPAs/Loans + ORE 1Q 22 2Q 22 3Q 22 4Q 22 1Q 23 2Q 23 3Q 23 4Q 23 1Q 24 2Q 24 3Q 24 4Q 24 1Q 25 2Q 25 3Q 25 4Q 25 4Q 25 C 1Q 26 0.10% 0.20% 0.30% 0.40% 0.50% 0.60% 0.70% 0.80% 0.90% 1.00% NCOs/Average Loans 1Q 22 2Q 22 3Q 22 4Q 22 1Q 23 2Q 23 3Q 23 4Q 23 1Q 24 2Q 24 3Q 24 4Q 24 1Q 25 2Q 25 3Q 25 4Q 25 4Q 25 C 1Q 26 —% 0.10% 0.20% 0.30% 0.40% 0.50% Common Equity Tier 1 Ratio 1Q 22 2Q 22 3Q 22 4Q 22 1Q 23 2Q 23 3Q 23 4Q 23 1Q 24 2Q 24 3Q 24 4Q 24 1Q 25 2Q 25 3Q 25 4Q 25 1Q 26 —% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% 7.0% 8.0% 9.0% 10.0% 11.0% 12.0% 13.0% 14.0% Period-End Loans, in Billions 1Q 22 2Q 22 3Q 22 4Q 22 1Q 23 2Q 23 3Q 23 4Q 23 1Q 24 2Q 24 3Q 24 4Q 24 1Q 25 2Q 25 3Q 25 4Q 25 4Q 25 C 1Q 26 $— $10 $20 $30 $40 $50 $60 $70 $80 $90 Note: The PNFP-SNV merger closed on January 1, 2026 and all purchase accounting adjustments are preliminary as of March 31, 2026 and are subject to change until the measurement period is closed; All CAGR information reflects 1Q22-4Q25 legacy Pinnacle results; (1) 4Q25C reflects combined legacy PNFP and SNV period-end loans, period-end deposits, revenue producer hires, NCOs/average loans and NPAs/loans + ORE for 4Q25 Our Focus is Unchanged (1) (1) CAGR: 13% CAGR: 10% 1Q22-4Q25 Results Reflect Legacy Pinnacle, While 4Q25C and 1Q26 Reflect the Combined Organization Revenue Producer Hires 1Q 22 2Q 22 3Q 22 4Q 22 1Q 23 2Q 23 3Q 23 4Q 23 1Q 24 2Q 24 3Q 24 4Q 24 1Q 25 2Q 25 3Q 25 4Q 25 4Q 25 C 1Q 26 10 20 30 40 50 60 70 (1) (1) (1)

11 Source: PNFP internal data and S&P Capital IQ Pro; Note: The PNFP-SNV merger closed on January 1, 2026 and all purchase accounting adjustments are preliminary as of March 31, 2026 and are subject to change until the measurement period is closed; Peer group includes BOKF, CFG, FHN, FITB, FNB, KEY, MTB, PNC, RF, TFC, WAL, WTFC, and ZION; FITB and PNC excluded from Loan and Deposit growth due to recent acquisitions and PNFP loan and deposit growth are adjusted for merger impact; (1) Excludes purchase accounting loan mark; compared to combined 4Q25 Legacy PNFP and SNV period-end loans and period-end deposits; (2) Core Deposits exclude non-ICS brokered deposits Peer Comparison - First Quarter 2026 Metrics (1) (1) PNFP Generated Strong Growth with Prudent Pricing and Disciplined Credit Selection (2) Pinnacle loan and deposit growth adjusted for merger impact

Financial Performance

Loans

Pinnacle FINANCIAL PARTNERS

Highlights

- On a combined basis, 1Q26 period-end loan growth[1] was $2B or 10% annualized
- Growth was diverse across geographies, specialty lines and asset classes

Period-End Loans *($ in millions)*[(2)(5)]



$83,781
$1,608
$356
$117
$(664)
$85,197
10% Annualized Growth
4Q25C(2)
C&I
CRE
Consumer
Accretable Loan Mark and Other(4)
1Q26

Period-End Organic Loan Growth Attribution[(2)(5)] *($ in millions)*



Geographies + $1.1B
Specialties & Other + $959MM
$83,781
$339
$301
$222
$220
$41
$478
$179
$302
$(664)
$85,197
4Q25C(2)
Georgia
Tennessee/ Kentucky
Carolinas/ Virginia/DC
South Florida/ Greater Florida
Alabama/Florida Panhandle
Asset-Backed Finance(3)
Corporate & Investment Banking
Other Loans
Accretable Loan Mark and Other(4)
1Q26

Note: The PNFP-SNV merger closed on January 1, 2026 and all purchase accounting adjustments are preliminary as of March 31, 2026 and are subject to change until the measurement period is closed; Amounts may not add up due to rounding; (1) Excludes purchase accounting loan mark; (2) 4Q25C reflects combined period-end loans for legacy PNFP and SNV in 4Q25; (3) Asset-Backed Finance includes Specialty Finance, Aircraft, Dealer and Equipment; (4) Loan Mark and Other inclusive of remaining accretable loan mark of $694MM at March 31, 2026 and $30MM unearned fees increase during 1Q26: (5) Prior periods' consolidated financial statements are reclassified whenever necessary to conform to the current periods' presentation.

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14 $98,724 $136 $1,128 $421 $193 $(499) $100,103 4Q25C Non- Interest Bearing Interest- Bearing DDA MMA and Savings Time Non-Core Deposits 1Q26 Deposits Period-End Deposits ($ in millions)(3)(4) Note:The PNFP-SNV merger closed on January 1, 2026 and all purchase accounting adjustments are preliminary as of March 31, 2026 and are subject to change until the measurement period is closed; Amounts may not add up due to rounding; (1) Core Deposits exclude non-ICS brokered deposits; (2) See end notes for details on specialty businesses; (3) 4Q25C reflects combined deposits for legacy PNFP and SNV in 4Q25; (4) Prior periods' consolidated financial statements are reclassified whenever necessary to conform to the current periods' presentation (3) $89,674 $744 $680 $208 $187 $(69) $127 $91,552 4Q25C Tennessee/ Kentucky Carolinas/ Virginia/DC South Florida/ Greater Florida Alabama/ Florida Panhandle Georgia Other Core Deposits 1Q26 Period-End Organic Core Deposit Growth Attribution(1)(3)(4) ($ in millions) • On a combined basis, period-end deposit growth was $1.4B or 6% annualized, while core deposit growth(1) was $1.9B or 8% annualized • Broad based growth led by geographies and supported by specialty deposit lines(2) Core Deposit Growth(1) +$1.9B (3) H i g h l i g h t s

15 $365 $381 $398 $408 $933 3.21% 3.23% 3.26% 3.27% 3.53% Net Interest Income Net Interest Margin 1Q25 2Q25 3Q25 4Q25 1Q26 Net Interest Income 3.27% 0.08% 3.35% 0.08% 0.09% 0.02% (0.01)% 3.53% 4Q25 Legacy PNFP NIM Balance Sheet Combined 4Q25C NIM Loan Mark Securities Mark 1Q Day Count Balance Sheet and Other 1Q26 NIM Net Interest Margin (NIM) Attribution(1) Net Interest Income and Net Interest Margin ($ in millions) Note:The PNFP-SNV merger closed on January 1, 2026 and all purchase accounting adjustments are preliminary as of March 31, 2026 and are subject to change until the measurement period is closed; Amounts may not add up due to rounding; (1) 4Q25C reflects combined NIM for legacy PNFP and SNV; attribution is based on estimates for attributed items with other inclusive of unattributed factors • Linked-quarter NIM expansion to 3.53% was largely attributable to rate-marks on loans and securities • Modest impact from shifts in balance sheet composition and deposit pricing (1) H i g h l i g h t s

Non-Interest Revenue

Pinnacle FINANCIAL PARTNERS

Highlights

- On a combined basis, non-interest revenue rose over 30% YoY while adjusted non-interest revenue was flat QoQ and increased over 20% YoY[1][2]
- On a combined basis, there was strong growth in core banking, wealth management and capital markets fees YoY[1]
- Seasonally strong Capital Markets quarter was led by arranger/syndication fees
- BHG-related investment income was in line with expectations communicated in January and was up 52% YoY
- Other Income was supported by income from equity investments as well as sponsorship fees

Full-Service Capabilities

Treasury Management	Commercial Card - Analysis - Merchant Services
Capital Markets	Swaps - Syndications - Debt Capital Markets - M&A Advisory - FX Hedging
Wealth Management	Private Wealth - Family Office - Brokerage - Trust

Non-Interest Revenue *($ in millions)*

	1Q26
Core Banking Fees	$91
Wealth Management Fees	84
Loan Sales and Servicing Fees	10
Capital Markets Income	18
Income from BHG Investment	31
BOLI	20
Investments Gains (Losses), Net	3
Other Non-Interest Revenue	27
Total Non-Interest Revenue	$284
Investments (Gains) Losses, Net	(3)
Fair value adjustment on non-qualified deferred compensation	1
Adjusted Non-Interest Revenue[2]	$282

Note: The PNFP-SNV merger closed on January 1, 2026 and all purchase accounting adjustments are preliminary as of March 31, 2026 and are subject to change until the measurement period is closed; Amounts may not add up due to rounding; (1) Growth is compared to combined legacy PNFP and SNV results in prior periods; (2) Non-GAAP financial measures; see appendix for applicable reconciliations

16

Non-Interest Expense

Pinnacle FINANCIAL PARTNERS

Highlights

- Employment expense was impacted by elevated seasonal cost and merit increases
- Headcount is down 2% QoQ on a combined basis reflecting merger-related synergies[1]
- PNFP-SNV merger-related charges incurred in 1Q26 were $275MM, inclusive of $70MM of equity acceleration costs[2]
- Intangible expense was primarily associated with merger-related Core Deposit and Wealth intangibles
- The majority of 2026 merger-related expense synergies were realized in the first quarter
- The TE efficiency ratio was 77% compared to 54% for legacy PNFP in 4Q25, while the adjusted tangible efficiency ratio[4] was 51% compared to 52% for legacy PNFP in 4Q25

1Q26 Merger-Related Expense *($ in millions)*



Merger Advisory- Related Fees
Equity Acceleration Expense
Other Employee-Related Costs
All Other Costs
$15
$100
$91
$70

Non-Interest Expense *($ in millions)*

	1Q26
Employment Expense	$396
Occupancy, Equipment and Software Expense	97
Amortization of Intangibles	48
Merger-Related Expenses	275
FDIC insurance and other regulatory fees	23
Other Noninterest Expense	113
Total Noninterest Expense	$952
Legacy PNFP Equity Acceleration Expense[2]	(70)
Other Merger-Related Expense[3]	(206)
Fair value adjustment on non-qualified deferred compensation	1
Adjusted Noninterest Expense[4]	$677
Efficiency Ratio - TE	77 %
Adjusted Tangible Efficiency Ratio[4]	51 %
Headcount (FTE)	8,490

Note: The PNFP-SNV merger closed on January 1, 2026 and all purchase accounting adjustments are preliminary as of March 31, 2026 and are subject to change until the measurement period is closed; Amounts may not add up due to rounding; (1) Growth is compared to combined legacy PNFP and SNV results in prior periods; (2) Associated with legacy PNFP single trigger equity awards; (3) Excludes expense associated with legacy Pinnacle equity acceleration; (4) Non-GAAP financial measures; see appendix for applicable reconciliations

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18 0.23% Legacy Pinnacle Synovus Pinnacle 1Q25 2Q25 3Q25 4Q25 1Q26 —% 0.20% 0.40% 0.58% Legacy Pinnacle Synovus Pinnacle 1Q25 2Q25 3Q25 4Q25 1Q26 —% 0.50% 1.00% • NCOs/Average Loans were 0.23% in 1Q26, in line with expectations • Quarter-over-quarter NPA increase was primarily attributable to 2 previously-rated senior housing relationships which have specific reserves and are expected to be resolved in 2026 Credit Quality NCOs/Average Loans(1)NPAs/Loans & ORE(1) Note: The PNFP-SNV merger closed on January 1, 2026 and all purchase accounting adjustments are preliminary as of March 31, 2026 and are subject to change until the measurement period is closed; (1) 4Q25C reflects combined legacy PNFP and SNV Allowance for Credit Losses and Allowance for Credit Losses/Total Loans H i g h l i g h t s $987 $13 $(9) $14 $9 $— $1,014 4Q25C Economic Forecast Qualitative Net Growth Individual Other 1Q26 Allowance for Credit Losses(1) ($ in millions) (1) 4Q25C(1) ACL 1.18% 1Q26 ACL 1.19%

19 Capital 10.70% 10.74% 10.83% 10.88% 9.83% Common Equity Tier 1 Tier 1 Tier 2 1Q25 2Q25 3Q25 4Q25 1Q26 Note: The PNFP-SNV merger closed on January 1, 2026 and all purchase accounting adjustments are preliminary as of March 31, 2026 and are subject to change until the measurement period is closed; Amounts may not add up due to rounding; (1) 1Q26 capital ratios are preliminary; (2) 4Q25C reflects a combined legacy PNFP and SNV CET1 Ratio (1) Capital Ratios at March 31, 2026(1)(1Q25-4Q25 ratios are for legacy PNFP only) Common Equity Tier 1 Ratio(1) 10.88% 0.21% 11.08% (1.08)% 0.38% (0.24)% (0.08)% (0.24)% 9.83% Beginning CET1 Ratio for Legacy PNFP (4Q25) Balance Sheet Combined 4Q25C CET1 Ratio Net Merger Considerations Net Income to Common (Adjusted) Adjusted Items Common Dividends RWA Ending CET1 Ratio (1Q26) (First Quarter 2026 CET1 Ratio Change) (1) • The CET1 Ratio(1) ended 1Q26 at 9.83%, in line with expectations after incorporating stronger loan growth • 10.25% CET1 target, with a continued priority of deploying capital to support organic growth (2) 11.21% 13.03% 11.23% 13.02% 11.30% 12.94% 11.34% 12.97% 10.62% 12.34% H i g h l i g h t s

20 CET1 Ratio Including AOCI Comparison Note: The PNFP-SNV merger closed on January 1, 2026 and all purchase accounting adjustments are preliminary as of March 31, 2026 and are subject to change until the measurement period is closed; Peer capital ratios for CFG, FCNC.A, FITB, HBAN, KEY, MTB, and RF are as of March 31, 2026 unless otherwise noted; (1) PNFP 1Q26 capital ratio is preliminary Pro Forma Benefit from the Proposed Standardized Approach for Risk-Weighted Assets (RWA) Estimated CET1 Benefit: Approximately +0.6% Reduction in Mortgage RWA based on LTV stratification 8.8% 9.2% 9.3% 9.4% 9.6% 10.0% 10.3% 11.2% Peer 1 Peer 2 Peer 3 Peer 4 PNFP Peer 5 Peer 6 Peer 7 (1) Broad RWA benefit across C&I and CRE exposures Lesser capital impact from unfunded commitments RWA reductions across various other assets As of 12/31/25 As of 12/31/25

2026 Outlook

2026 Outlook

Pinnacle FINANCIAL PARTNERS

	Initial 2026 Outlook	Updated Outlook	Notes
Period-End Loans *(Ex Loan Mark)*	$91.0B - $93.0B	No Change to Prior Guidance	• *Represents 9%-11% loan growth (excluding the Day 1 purchase accounting loan mark)*
Period-End Deposits	$106.5B - $108.5B	No Change to Prior Guidance	• *Represents 8%-10% total deposit growth*
Adjusted Revenue[(1)]	$5.00B - $5.20B	No Change to Prior Guidance	• *Assumes NIM of ~3.50% in 2026; No rate cuts assumed for 2026* • *Assumes 2026 adjusted non-interest revenue[(1)] of $1.10B - $1.15B* • *Assumes 2026 BHG investment revenue of $105MM - $115MM*
Adjusted Non-Interest Expense[(1)]	$2.675B - $2.775B	No Change to Prior Guidance	• *Includes ~$185MM of estimated total intangible amortization in 2026* • *Assumes 40% of $250MM net cost savings realized in 2026* • *Adjusted NIE[(1)] is expected to be relatively flat from 1Q26 to 2Q26*
Adjusted Effective Tax Rate	20% - 21%	No Change to Prior Guidance	• *Current bias towards lower half of range* • *ETR is based on earnings adjusted for merger-related costs*
NCOs/ Average Loans	0.20% - 0.25%	No Change to Prior Guidance	• *Assumes relatively stable economic environment*
CET1 Ratio Target	10.25% - 10.75%	No Change to Prior Guidance	• *Focus on supporting CET1 to achieve low end of targeted range (10.25%) while achieving growth objectives*

Note: The PNFP-SNV merger closed on January 1, 2026 and all purchase accounting adjustments are preliminary as of March 31, 2026 and are subject to change until the measurement period is closed; (1) Non-GAAP financial measure; see appendix for applicable reconciliation

22

23 Revenue Producer Hiring Remains a Key Focus 230 217 250 275 Combined PNFP-SNV PNFP 2024A 2025A 2026E 2027E 225-250 250-275 Note: The PNFP-SNV merger closed on January 1, 2026; Source: PNFP internal data; (1) Revenue producer hires/acceptances since April 1, 2026 were measured as of April 17 45 41 50 50 Combined PNFP-SNV PNFP 1Q25 4Q25 1Q26 50 Hires Made in 1Q26 37 New Hires or Accepted Offers Since Quarter-End(1)

24 Our Banker Hiring Model is Highly Differentiated EXPERIENCED TALENT Revenue producers are highly seasoned and recruited directly by existing producers, ensuring cultural and performance alignment Target 10+ years of work experience Formerly worked or close association with a PNFP team member HIGHLY DISCIPLINED PROCESS Recruiting pipelines are reviewed and updated weekly Average recruiting cycle of ~2 years, reinforcing quality over speed ALIGNED INCENTIVES Firmwide performance-based incentives promote teamwork, engagement and consistently high productivity Rewards exceptional client service and retention

Revenue Synergy Progress Is Well Underway[1]

Pinnacle FINANCIAL PARTNERS

Opportunities		Revenue Synergies	Progress
Relationship Expansion	*Revenue Producer Hiring* *Hold Limits*	**~$60 Million - $70 Million**	• Implemented Pinnacle recruiting process and routines within SNV markets • ~40% of geographic hires in 1Q26 were in legacy SNV markets
Capital Markets	*Swap Fees* *Arranger Fees* *FX Hedging* *CIC Syndication Fees* *Debt Capital Markets* *M&A Advisory*	**~$20 Million - $30 Million**	• Implementing coverage and sales strategies across combined firm leveraging robust Capital Markets capabilities • Added corporate bankers focused on Capital Markets fee generation • Executed two multi-currency loan deals leveraging FX capabilities
Specialty Expertise	*Equipment Financing* *Auto Dealer Financing* *The Family Office* *Community Association Deposit Specialty* *Captive Insurance Deposit Specialty* *Legal Deposit Specialty*	**~$10 Million - $15 Million**	• Hiring and embedding specialty bankers to expand reach of capabilities across combined footprint • Meaningful cross-bank sales efforts underway • Early traction in asset-based lending verticals; $300MM+ of 1Q26 commitments
Treasury Capabilities	*Deposit Service Charges - Analysis* *Commercial Card / Merchant* *International Sales & Trade Revenue*	**~$10 Million - $15 Million**	• Platform decisions made and communicated • Geographic coverage models implemented across markets

Note: Relationship Expansion, Capital Markets, Specialty Expertise and Treasury Capabilities Information reflects internal estimates; (1) PNFP-SNV merger-related revenue synergies expected to be realized over 2-3 years

25

Appendix

Updated Merger Impacts In-Line with Expectations

Pinnacle FINANCIAL PARTNERS

	Estimate at Announcement	Estimate on January 21, 2026	Updated Acquisition Date Estimate
Merger-Related NIE Synergies[1]	$250MM	No change	No change
Merger-Related NIE Synergies Timing[1]	50% in 2026, 75% in 2027, 100% in 2028	40% in 2026, 75% in 2027, 100% in 2028	40% in 2026, 75% in 2027, 100% in 2028
Non-Recurring Merger-Related Expense[2]	$720MM	No material change[2]	No material change
Operational Conversion Timing	First Quarter 2027	March 2027	March 2027
CET1 Ratio at March 31, 2026	~9.8%	~10.0%	9.8%
Total Loan Mark / Yr1 PAA[3][4][5]	~$874MM / $159MM[4][5]	~$800MM / $90MM- $110MM[4][5]	~$675MM[8] / ~$90MM[4][5]
Securities Mark / Yr1 PAA[3]	$946MM / $115MM	$813MM/1Q26 repositioning captures market yields while eliminating 98% of securities-related PAA	No material change
Debt Mark / Yr1 PAA	N/A	N/A	$43MM / $13MM
Wealth Intangible / Yr1 Amortization[6]	$197MM / $20MM	No material change	$262MM / $19MM
Fixed Assets Write Up / Yr1 Incr. Depreciation	$237MM / $16MM	No material change	$183MM / $5MM
CDI / Yr1 Amortization[7]	$1.023B / $186MM	~$825MM / ~$150MM	$848MM / $160MM
Time Deposit Mark / Yr1 PAA[3]	$4MM / Full Accretion Year 1	No material change	No material change
Gross Credit Mark on SNV Loans[5]	$483MM or 1.1% of SNV gross loans at 6/30/25	No material change	No material change (Credit Mark = ALL at Closing)

Note: The PNFP-SNV merger closed on January 1, 2026 and all purchase accounting adjustments are preliminary as of March 31, 2026 and are subject to change until the measurement period is closed; (1) $250 MM of expense synergies are net of dyssynergies (e.g., LFI costs); synergy timing represents in-year savings for 2026, 2027 and 2028; (2) In addition to the $720MM of merger-related expense which should be recognized through 2027, ~$69.5MM of expense was recognized in 1Q26 associated with legacy PNFP single trigger equity awards; (3) PAA - Purchase Accounting Accretion; (4) Lower Year 1 accretion relative to the estimate at announcement is a result of a lower loan mark as well as a shift in the estimate of the mark to longer duration loans; actual PAA may vary from our estimate based on prepayment levels; (5) Total Year 1 PAA estimate includes ~$120MM of interest accretion offset by lower recognized loan fees (through NII) of ~$30MM, a result of the write-off of capitalized deferred loan fees in purchase accounting. There will be no credit PAA, as PNFP is electing the new accounting provision that does not require the historical double count; (6) Wealth Intangible amortization method - 14 years straight line: (7) CDI amortization method 10 years sum of the months digits; (8) Represents the non-credit loan mark on day 1

27

Period-End Loan and Deposit Growth

Pinnacle FINANCIAL PARTNERS

($ In millions)	Period-End Loans			Period-End Deposits		
	1Q26	QoQ $ Change Vs. Combined 4Q25[3]	QoQ % Vs. Combined 4Q25[3]	1Q26	QoQ $ Change Vs. Combined 4Q25[3]	QoQ % Vs. Combined 4Q25[3]
Tennessee/Kentucky	$17,118	$301	2%	$26,043	$744	3%
Carolinas/Virginia/Washington, DC	$15,682	$222	1%	$18,077	$680	4%
Georgia	$15,145	$339	2%	$20,782	$(69)	—%
South Florida/Greater Florida	$9,848	$220	2%	$10,950	$208	2%
Alabama/Florida Panhandle	$5,789	$41	1%	$8,159	$187	2%
Total Geographies	**$63,583**	**$1,122**	**2%**	**$84,011**	**$1,750**	**2%**
Specialty Lines of Business[1]	$20,059	$987	5%	$4,422	$43	1%
Other[2]	$2,250	$2	NM	$11,670	$(415)	NM
Total (Excluding PAA)[4]	**$85,892**	**$2,111**	**3%**	**$100,103**	**$1,378**	**1%**
Accretable Purchase Accounting Loan Mark	$694	$694	NM	$—	$—	NM
Total	**$85,197**	**$1,417**	**2%**	**$100,103**	**$1,378**	**1%**

Note: The PNFP-SNV merger closed on January 1, 2026 and all purchase accounting adjustments are preliminary as of March 31, 2026 and are subject to change until the measurement period is closed; Amounts may not add up due to rounding; Comparison is to combined period-end loans and deposits for legacy PNFP and SNV; (1) See end notes for details on specialty businesses; (2) Other Inclusive of loan and deposit activity centrally managed outside of our lines of business; (3) Prior periods' consolidated financial statements are reclassified whenever necessary to conform to the current periods' presentation; (4) Excluding purchase accounting loan mark

28

29 Deposit Mix and Rate Overview 1Q26 Average Rate % of Total 4Q25C Average Rate (Estimated)(1) % of Total Non-interest Bearing -- 21% -- 21% Interest-Bearing Interest Bearing Demand 2.51% 30% 2.65% 30% Savings 0.40% 2% 0.36% 2% Money Market 2.59% 34% 2.72% 33% Time 3.53% 14% 3.55% 14% Total Interest-Bearing Deposits 2.68% 80% 2.79% 79% Total Deposits 2.13% 100% 2.20% 100% Note: The PNFP-SNV merger closed on January 1, 2026 and all purchase accounting adjustments are preliminary as of March 31, 2026 and are subject to change until the measurement period is closed Amounts may not add up due to rounding; (1) Comparison is to prior period combined rates for legacy PNFP and SNV in 4Q25

30 65% 35% Fixed-Rate Variable-Rate Earning Asset Composition (at March 31, 2026) 1Q26 Loan Portfolio Fixed-Rate/Variable-Rate Mix 12-Month Estimated Net Interest Income Sensitivity(1) Note: Amounts may not add up due to rounding; (1) NII sensitivity estimates reflect a static balance sheet; beta sensitivity estimates represent approximations, based on total deposit cost betas + 100 Bps +2.5% - 100 Bps -2.0% Parallel Rate Impact

31 Securities Portfolio (at March 31, 2026) $19.8B Portfolio Book Value ~3.1 Years Net Duration(2) Gross Duration 4.1 Years 87% AFS / Total Securities ~25% % Floating (FV) Including Fair Value hedges Note: Amounts may not add up due to rounding. (1) Est. Taxable Equivalent Yield, as of March 2026; (2) Net duration is inclusive of fair value hedges on AFS securities; (3) HQLA totals are based on market values for the relevant categories; (4) HQLA figures are for securities only Sector Allocation Other, 4% Focus on liquidity, earnings and rate risk management (3)(4) 4.20% Book Yield - TEY(1) Inclusive of AFS hedges

32 • Receive-fixed Cash Flow swaps against loans: $2.50B notional: • Average fixed rate of 3.28%, converting floating-rate loan exposure to fixed and locking in net interest margin for down rate protection. • Interest rate options: $8.25B notional (as of 4Q26): • Cash Flow Floors against floating rate loans • Cash Flow Collars against floating rate loans • Cash Flow Caps against indexed deposits Cash Flow Derivatives Portfolio Overview Strategy aims to protect margin & minimize capital volatility Actual Next 4 Quarters Strategy 1Q26 2Q26 3Q26 4Q26 1Q27 Receive-Fixed Swaps (CF) $2.50B $2.50B $2.50B $2.50B $2.50B Avg. Rate - RF CF Swaps 3.28% 3.28% 3.28% 3.28% 3.28% Actual Next 4 Quarters Strategy Apprx. Strike(1) 1Q26 2Q26 3Q26 4Q26 1Q27 Floors 2.70% $875M $875M $3.12B $3.12B $4.12B Collars 4.45%/6.85% $875M $875M $875M $875M $875M Caps 3.60% $1.00B $2.50B $3.75B $4.25B $4.25B CF Hedge Portfolio (Annual Avg.) ($ in millions) Note: Figures based on end-of-respective period; (1) Projected effective strikes as of 4Q26 H i g h l i g h t s

33 $4.7 $5.7 $9.1 $8.6 Debt/Borrowings Non-Core Deposits 4Q25C 1Q26 Notable Liquidity Sources ($ in billions) March 31, 2026 FRB Cash $5.1 FHLB Capacity $7.9 Unencumbered Securities $11.3 Discount Window Capacity $6.7 Total $30.9 Discount Window Capacity (Pending)(2) $8.4 Total $39.3 Note: The PNFP-SNV merger closed on January 1, 2026 and all purchase accounting adjustments are preliminary as of March 31, 2026 and are subject to change until the measurement period is closed; Amounts may not add up due to rounding; (1) 4Q25C reflects combined results for legacy PNFP and SNV in 4Q25; (2) Pledge of Synovus collateral in process in 2Q26, pending alignment of collateral filing process; (2) Inclusive of long-term debt, FHLB, and other borrowings; (3) Non-core deposits include non-ICS brokered deposits (1) Wholesale Funding ($ in billions)(1) Uninsured & Uncollateralized Deposits ($ in billions)(1) Funding and Liquidity Overview 11.5% 11.6% % of Total Assets (2) 51% 11% 38% Insured Collateralized Uninsured/Uncollateralized $100B Total Deposits (3)

34 Allowance for Credit Losses ($ in millions) $987 $13 $(9) $14 $9 $— $1,014 4Q25C Economic Forecast Qualitative Net Growth Individual Other 1Q26 4Q25C ACL/Loans: 1.17% 1.19% Economic Scenario Assumptions and Weightings Note: The PNFP-SNV merger closed on January 1, 2026 and all purchase accounting amounts are provisional as of March 31, 2026 and are subject to change until the measurement period is closed; Amounts may not total due to rounding; (1) Upside refers to Moody's March 2026 "S1" Upside 10th Percentile scenario; (2) Downside refers to Moody's March 2026 "S3" Downside 10th Percentile scenario; (3) Slow Growth refers to Moody's March 2026 "S5" Slow Growth; (4) Corresponds to Moody's March 2026 scenarios; (5) 4Q25C reflects combined legacy PNFP and SNV ACL and ACL/Loans 1Q26 Change from 2026(4) 2027(4) Scenario Model Weighting Previous Quarter GDP Unemployment GDP Unemployment Consensus Baseline 50% (5)% 2.6% 4.5% 2.0% 4.3% Upside(1) 10% —% 3.3% 3.9% 2.9% 3.6% Downside(2) 20% 15% 0.5% 6.5% (0.9)% 8.3% Slow Growth(3) 20% (10)% 2.3% 4.9% 0.9% 5.5% Weighted Average 2.2% 4.9% 1.3% 5.3% Legacy PNFP ACL/Loans: 1.18% (5)

35 Consumer Portfolio $13.2 billion CRE Portfolio $23.8 billion C&I Portfolio $48.2 billion 1Q26 Portfolio Characteristics C&I CRE Consumer NPL Ratio 0.51% 0.53% 0.65% QTD Net Charge-off Ratio (annualized) 0.35% 0.00% 0.23% 30+ Days Past Due Ratio 0.12% 0.03% 0.41% 90+ Days Past Due Ratio 0.01% 0.00% 0.02% Amounts may not add up due to rounding Loan Portfolio by Category 40% 16% 8% 8% 4% 3% 3% 2% 13% 2% C&I Non-Real Estate Related C&I Owner-Occupied Multi-Family Other CRE Retail Office Hotel Residential C&D & Land Consumer Real Estate Consumer Non-Real Estate Highly Diverse Loan Portfolio • C&I portfolio is well-diversified among multiple lines-of-business • Diverse C&I industry mix aligned with economic and demographic drivers • SNCs total $10.3 billion, ~6.3% of which is agented by PNFP • Leveraged loans total $4.7 billion • 88% are income-producing properties • Diversity among property types and geographies • 81% of NPL balance comprised of 3 credits (1 Senior Housing, 1 Office and 1 Multi-Family) • 86% of Consumer loans secured by real estate • Consumer portfolio credit quality remains healthy

36 10% 4% 4% 4% 3% 3% 3% 3% Finance/Insurance Senior Housing Accommodations & Food Services Lessors of Real Estate Healthcare and Social Assistance Retail Trade Manufacturing Wholesale Trade CREDIT INDICATOR 1Q26 NPL Ratio 0.51% Net Charge-off Ratio (annualized) 0.35% 30+ Days Past Due Ratio 0.12% 90+ Days Past Due Ratio 0.01% Largest C&I Industry Concentrations as a % of Total Loans at March 31, 2026 Amounts may not add up due to rounding; (1) Senior Housing is a subset of NAICS 62 Healthcare and Social Assistance and Lessors of Real Estate is a subset of NAICS 53 (1) (1) Commercial and Industrial Loan Portfolio

NDFI Loan Portfolio

Pinnacle FINANCIAL PARTNERS

Highlights

- Across all NDFI categories, NDFI loans were $7.3 billion or 9% of total loans[1]
- Business Credit Intermediaries exposure of $3.6 billion, a subset of which is exposure to Private Credit totaling $1.7 billion. Exposure to semi-liquid BDCs and Interval Funds limited to $339 million or 0.40% of total loans
- Most of our Private Credit exposure in our Structured Lending Division is to closed-end funds (matched assets and liabilities). $1.4bn of this exposure is in non-direct lending (i.e., alternative credit or asset-backed finance transactions)
  - *Each facility is structured to an investment grade rating (either explicit or implicit) and always at the most senior position in the capital structure*

Structurally Protected

- Proven structures with conservative, dynamic advance rates, rigid covenants, concentration limits, and strict priority of payments
- Assets verified and ring-fenced via bankruptcy remote SPVs (Structured Lending)
- BDCs/Intervals have Minimum Asset Coverage Ratios (ACR)

Actively Monitored

- Monthly borrowing base monitoring/reporting; quarterly independent third-party reviews (BDCs/Intervals), and internal portfolio reviews
- Field exams, asset revaluation events triggered by factors unique to each facility, and "cash testing" for fraud

NDFI Total Funded Loan Balances at March 31, 2026



Mortgage Credit Intermediaries
Business Credit Intermediaries
Consumer Credit Intermediaries
Private Equity Funds
Other Loans to NDFIs
$7.3B
7%
50%
7%
4%
32%

1Q26 Credit Quality Metrics

	NDFI LOANS	PRIVATE CREDIT LOANS
NCOs/Average Loans	0.00%	0.00%
NPLs/Total NDFI Loans	0.11%	0.00%
Criticized & Classified/Total NDFI Loans	0.59%	0.00%

Amounts may not add up due to rounding; (1) ~678MM of legacy PNFP loans collateralized by music royalty streams were reclassified as NDFI in 1Q26 to conform to consolidated reporting

37

Commercial Real Estate Loan Portfolio

Pinnacle FINANCIAL PARTNERS

CRE Concentrations as a % of Total Loans at March 31, 2026



Multi-Family 8%
Retail 4%
Warehouse/Industrial 4%
Office 3%
Hotels 3%
Other Investment Properties 2%
1-4 Family Perm/Mini-Perm 1%
Land Acquisition & Dev 1%
1-4 Family Construction 1%

- **Investment Properties portfolio represent 88% of total CRE portfolio**
  - The portfolio is well diversified among property types
- **1Q26 CRE Credit Quality**
  - 0.53% NPL Ratio
  - 0.00% Net Charge-Off Ratio (annualized)
  - 0.03% 30+ Day Past Due Ratio
  - 0.00% 90+ Day Past Due Ratio

	INVESTMENT PROPERTIES						LAND, DEVELOPMENT AND RESIDENTIAL PROPERTIES	
Portfolio Characteristics *(as of March 31, 2026)*	Office Building	Multi-Family	Retail	Hotels	Other Investment Properties	Warehouse/ Industrial	Residential Properties[1]	Development & Land
Balance (in millions)	$2,759	$7,073	$3,356	$2,554	$2,045	$3,101	$1,935	$937
Weighted Average LTV[2]	51.7%	48.1%	54.2%	50.2%	53.7%	49.6%	NA	NA
NPL Ratio	1.24%	0.49%	0.05%	0.00%	2.45%	—	0.25%	0.02%
Net Charge-off Ratio (annualized)	0.00%	0.00%	(0.01)%	0.00%	(0.03)%	0.00%	0.04%	(0.01)%
30+ Days Past Due Ratio	0.04%	0.01%	0.03%	0.00%	0.08%	0.00%	0.10%	0.01%
90+ Days Past Due Ratio	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Amounts may not add up due to rounding; (1) Includes 1-4 Family Construction and 1-4 Family Perm/Mini-Perm (primarily rental homes); (2) LTV calculated by dividing the 3/31/26 commitment amount and any senior lien by the most recent appraisal (typically at origination)

38

39 Credit Indicator 1Q26 NPL Ratio 0.65% Net Charge-off Ratio (annualized) 0.23% 30+ Days Past Due Ratio 0.41% 90+ Days Past Due Ratio 0.02% Consumer Concentrations as a % of Total Loans at March 31, 2026 10% 4% 1% 1% .3% Consumer Mortgages Home Equity Lines Third Party HFI Other Consumer Consumer Card Amounts may not add up due to rounding Consumer Credit Quality • 86% of Consumer portfolio is backed by residential real estate • Other Consumer includes secured and unsecured products • Third party HFI portfolio of $850 million Consumer Loan Portfolio

40 BHG Credit Quality Continues to Impress Sophisticated credit scoring models produce impressive resultsBHG Overview • BHG distinguishes itself by: • Targeting borrowers through direct mail and other sophisticated marketing techniques using a wide range of proprietary marketing tools • Underwriting applications through proprietary risk models, combining both credit and behavioral data points • A truly diversified funding strategy creates ample liquidity to support originations through: • Well developed ABS securitization platform with strong subscription history dating back to 2020 • Programmatic sponsorship via institutional whole loan sale relationships • Proprietary online auction platform encompassing over 1,700 unique banks historically BHG facilitates loans in as little as 3 days from application to funding Credit Statistics(1) Borrower FICO Score Mix 30-Day Delinquency %Annualized NCO % Source: BHG Internal Data; (1) Credit statistics based on BHG's managed portfolio, including both on and off balance sheet, across placement channels

41 BHG Overview 62% 38% 22% 25% 36% 42% 13% 26% 36% Community Bank Network Loan Sales Term Loan Financing/Securitizations 2024 2025 2026E • Private secured financing with asset managers and national banks • Well developed execution process via sponsored ABS securitizations • Historically robust subscription via BHG’s proprietary online auction platform, encompassing 1,700+ unique banks • Multiple institutional partnerships to acquire loans via the platform on a recurring basis • Purchases executed at premium pricing, reflecting strong demand and perceived credit quality Source: BHG Internal Data Loan Sales Community Bank Network Term Financing/Securitizations Lo an P la ce m en t Ch an ne ls Historical and Projected Funding Execution Loan Originations ($ in billions) $3.70 $6.10 $1.47 1Q Rest of Year 2024 2025 2026 $— $2.50 $5.00

42 End Notes • • Specialty Deposits include Health and Benefits, Community Associations, Government and Institutional, Multi-Family, Power, Production and Utilities, Title and Escrow, Education and Captive Insurance • Specialty Lending include Healthcare, Equipment, Aircraft, Auto Dealer, QSR/Franchise, Convenience and Gas, Captive Insurance, Renewable Energy Finance, Structured Lending, Asset Based Lending, Music, Sports and Entertainment, Legal, Specialty CRE, Financial Institutions, Technology, Media and Communications and Senior Housing

43 ($ in millions) 1Q26 4Q25 1Q25 Net income available to common shareholders $135 $166 $136 Subtract/add: Valuation adjustment to Visa derivative 1 — — Investment securities losses (gains), net (3) 4 13 Merger-related expense(1) 275 13 — FDIC Special Assessment — (8) — Tax effect of adjustments(2) (45) (2) (3) Adjusted net income available to common shareholders $363 $173 $146 Weighted average common shares outstanding, diluted 151 78 77 Net income per common share, diluted(3) $0.89 $2.13 $1.77 Adjusted net income per common share, diluted(3) $2.39 $2.24 $1.90 Amounts may not total due to rounding; (1) A portion of this item was non-taxable. (2) A blended tax rate of 16.4% was applied for 2026 which takes into consideration the deductibility and non-deductibility of certain merger-related expense items for tax purposes. For 2025 an assumed marginal tax rate of 25% was applied. (3) Amounts have been calculated using whole dollar values. Non-GAAP Financial Measures

44 ($ in millions) 1Q26 4Q25 1Q25 Net income $150 $170 $140 Valuation adjustment to Visa derivative 1 — — Investment securities (gains) losses, net (3) 4 13 Merger-related expense (1) 275 13 — FDIC special assessment — (8) — Tax effect of adjustments(2) (45) (2) (3) Adjusted net income $378 $177 $150 Net income annualized(3) $606 $674 $569 Adjusted net income annualized(3) $1,531 $704 $607 Total average assets $121,247 $56,706 $52,526 Return on average assets (annualized)(3) 0.50% 1.19% 1.08% Adjusted return on average assets (annualized)(3) 1.26% 1.24% 1.16% Non-GAAP Financial Measures, Continued Amounts may not total due to rounding; (1) A portion of this item was non-taxable. (2) A blended tax rate of 16.4% was applied for 2026 which takes into consideration the deductibility and non-deductibility of certain merger-related expense items for tax purposes. For 2025 an assumed marginal tax rate of 25% was applied. (3) Amounts have been calculated using whole dollar values.

Non-GAAP Financial Measures, Continued

Pinnacle FINANCIAL PARTNERS

($ in millions)	1Q26	4Q25	1Q25
Net income available to common shareholders	$135	$166	$136
Valuation adjustment to Visa derivative	1	—	—
Investment securities (gains) losses, net	(3)	4	13
Merger-related expense[1]	275	13	—
FDIC special assessment	—	(8)	—
Tax effect of adjustments[2]	(45)	(2)	(3)
Adjusted net income available to common shareholders	$363	$173	$146
Adjusted net income available to common shareholders annualized[3]	$1,471	$689	$591
Amortization of intangibles, tax effected, annualized [2][3]	147	4	4
Adjusted net income available to common shareholders excluding amortization of intangibles annualized [3]	$1,618	$693	$595
Net income available to common shareholders annualized [3]	$546	$659	$553
Amortization of intangibles, tax effected, annualized [2][3]	147	4	4
Net income available to common shareholders excluding amortization of intangibles annualized [3]	$693	$663	$557
Total average shareholders' equity less preferred stock	$13,805	$6,750	$6,299
Average goodwill	(3,583)	(1,849)	(1,849)
Average other intangible assets, net	(1,079)	(24)	(21)
Total average tangible shareholders' equity less preferred stock	$9,144	$4,877	$4,429
Return on average common equity (annualized)[3]	3.96%	9.76%	8.80%
Adjusted return on average common equity (annualized)[3]	10.65	10.20	9.40
Return on average tangible common equity (annualized)[3]	**7.58**	**13.59**	**12.61**
Adjusted return on average tangible common equity (annualized)[3]	**17.69**	**14.19**	**13.47**

Amounts may not total due to rounding; (1) A portion of this item was non-taxable. (2) A blended tax rate of 16.4% was applied for 2026 which takes into consideration the deductibility and non-deductibility of certain merger-related expense items for tax purposes with the exception of amortization of intangibles which applied an assumed 24% marginal rate For 2025 an assumed marginal tax rate of 25% was applied. (3) Amounts have been calculated using whole dollar values.

45

46 Amounts may not total due to rounding. Non-GAAP Financial Measures, Continued ($ in millions) 1Q26 4Q25 1Q25 Total non-interest revenue $284 $133 $97 Investment securities (gains) losses, net (3) 4 13 Fair value adjustment on non-qualified deferred compensation 1 — — Adjusted non-interest revenue $282 $137 $110

47Amounts may not total due to rounding. (1) Amounts have been calculated using whole dollar values. Non-GAAP Financial Measures, Continued ($ in millions) 1Q26 4Q25 1Q25 Total non-interest expense $952 $301 $275 Merger-related expense (275) (13) — FDIC special assessment — 8 — Valuation adjustment to Visa derivative (1) — — Fair value adjustment on non-qualified deferred compensation 1 — — Adjusted non-interest expense $677 $296 $275 Adjusted non-interest expense $677 $296 $275 Net interest income 933 408 365 Taxable equivalent (TE) adjustment 14 17 13 Total non-interest revenue 284 133 97 Total TE revenue $1,231 $558 $475 Investment securities (gains) losses, net (3) 4 13 Fair value adjustment on non-qualified deferred compensation 1 — — Adjusted total revenue (TE) $1,229 $562 $488 Efficiency ratio-(TE)(1) 77.4% 54.0% 58.0% Adjusted tangible efficiency ratio(1) 51.3% 52.3% 56.2%

48Amounts may not total due to rounding. (1) Amounts have been calculated using whole dollar values. Non-GAAP Financial Measures, Continued ($ in millions) 1Q26 4Q25 1Q25 Total assets $122,766 $57,706 $54,254 Goodwill (3,478) (1,849) (1,849) Core deposits and other intangible assets, net (1,091) (30) (20) Tangible assets $118,196 $55,827 $52,385 Total shareholders’ equity $14,594 $7,044 $6,543 Goodwill (3,478) (1,849) (1,849) Core deposits and other intangible assets, net (1,091) (30) (20) Preferred Stock (781) (217) (217) Tangible common equity $9,244 $4,948 $4,457 Total shareholders’ equity to total assets ratio(1) 11.89% 12.21% 12.06% Tangible common equity ratio(1) 7.82% 8.86% 8.51% Tangible common equity $9,244 $4,948 $4,457 Common shares outstanding 151 78 78 Book value per common share(1) $91.42 $87.90 $81.57 Tangible book value per common share(1) $61.18 $63.71 $57.47

Reconciliation of Non-GAAP Financial Measures

Pinnacle FINANCIAL PARTNERS

	1Q26	4Q25	3Q25	2Q25	1Q25	4Q24	3Q24	2Q24	1Q24	4Q23	3Q23	2Q23	1Q23	4Q22	3Q22	2Q22	1Q22
Net income	$ 135	$ 166	$ 169	$ 155	$ 137	$ 147	$ 143	$ 49	$ 120	$ 91	$ 129	$ 194	$ 133	$ 134	$ 145	$ 141	$ 125
Investment (gains) losses on sales of securities	(3)	4	—	—	12	—	—	72	—	—	9	10	—	—	—	—	—
Valuation adjustment to Visa derivative	1	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Gain on sale of fixed assets as a result of sale leaseback	—	—	—	—	—	—	—	—	—	—	—	(86)	—	—	—	—	—
ORE expense (income)	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
FDIC special assessment	—	(7)	—	—	—	—	—	—	7	29	—	—	—	—	—	—	—
Loss on BOLI restructuring	—	—	—	—	—	—	—	—	—	16	—	—	—	—	—		
Recognition of mortgage servicing asset	—	—	—	—	—	—	—	—	(12)	—	—	—	—	—	—	—	—
Fees related to terminating agreement to resell securities previously purchased and professional fees associated with capital optimization initiatives	—	—	—	—	—	—	—	28	—	—	—	—	—	—	—	—	—
Merger-related expenses	275	14	8	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Tax effect on above noted adjustments	(45)	(3)	(2)	—	(3)	—	—	(25)	1	(7)	(2)	19	—	—	—	—	—
Net income excluding above noted adjustments	$ 363	$ 174	$ 175	$ 155	$ 146	$ 147	$ 143	$ 124	$ 116	$ 129	$ 136	$ 137	$ 133	$ 134	$ 145	$ 141	$ 125
Diluted earnings per common share	$ 0.89	$ 2.13	$ 2.19	$ 2.00	$ 1.77	$ 1.91	$ 1.86	$ 0.64	$ 1.57	$ 1.19	$ 1.69	$ 2.54	$ 1.76	$ 1.76	$ 1.91	$ 1.86	$ 1.65
Less:																	
Investment (gains) losses on sales of securities	(0.02)	0.05	—	—	0.16	(0.01)	—	0.94	—	—	0.13	0.13	—	—	—	—	—
Valuation adjustment to Visa derivative	—																
Gain on sale of fixed assets as a result of sale leaseback	—	—	—	—	—	—	—	—	—	—	—	(1.13)	—	—	—	—	—
ORE expense (income)	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
FDIC special assessment	—	(0.10)	—	—	—	—	—	—	0.10	0.38	—	—	—	—	—	—	—
Loss on BOLI restructuring	—	—	—	—	—	—	—	—	—	0.21	—	—	—	—	—	—	—
Recognition of mortgage servicing asset	—	—	—	—	—	—	—	—	(0.15)	—	—	—	—	—	—	—	—
Fees related to terminating agreement to resell securities previously purchased and professional fees associated with capital optimization initiatives	—	—	—	—	—	—	—	0.37	—	—	—	—	—	—	—	—	—
Merger-related expenses	1.82	0.18	0.10	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Tax effect on above noted adjustments	(0.30)	(0.02)	(0.02)	—	(0.04)	—	—	(0.32)	0.01	(0.09)	(0.03)	0.25	—	—	—	—	—
Diluted earnings per common share excluding above noted	$ 2.39	$ 2.24	$ 2.27	$ 2.00	$ 1.90	$ 1.90	$ 1.86	$ 1.63	$ 1.53	$ 1.68	$ 1.79	$ 1.80	$ 1.76	$ 1.76	$ 1.91	$ 1.86	$ 1.65
Net interest income	$ 933	$ 407	$ 397	$ 380	$ 364	$ 364	$ 352	$ 332	$ 318	$ 317	$ 317	$ 315	$ 312	$ 319	$ 306	$ 265	$ 239
Total noninterest income	284	135	148	125	98	112	115	34	110	79	91	174	90	82	105	125	103
Total revenues	1,217	542	545	505	463	475	467	367	428	396	408	489	402	402	411	390	343
Less: Investment (gains) losses on sales of securities, net	(3)	4	—	—	12	—	—	72	—	—	9	10	—	—	—	—	—
Gain on sale of fixed assets as a result of sale leaseback	—	—	—	—	—	—	—	—	—	—	—	(86)	—	—	—	—	—
Loss on BOLI restructuring	—	—	—	—	—	—	—	—	—	7	—	—	—	—	—	—	—
Recognition of mortgage servicing asset	—	—	—	—	—	—	—	—	(12)	—	—	—	—	—	—	—	—
Fair value adjustment on non-qualified deferred compensation	1	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Total revenues, excluding above noted adjustments	$ 1,215	$ 546	$ 545	$ 505	$ 475	$ 475	$ 467	$ 439	$ 416	$ 403	$ 417	$ 413	$ 402	$ 402	$ 411	$ 390	$ 343
Book value per common share	$ 91.42	$ 87.90	$ 85.60	$ 82.79	$ 81.57	$ 80.46	$ 79.33	$ 77.15	$ 76.23	$ 75.80	$ 73.23	$ 73.32	$ 71.24	$ 69.35	$ 67.07	$ 66.74	$ 66.30
Adjustment due to goodwill, core deposit and other intangible	$ (30.24)	$ (24.19)	$ (24.07)	$ (24.09)	$ (24.10)	$ (24.22)	$ (24.21)	$ (24.23)	$ (24.25)	$ (24.42)	$ (24.45)	$ (24.47)	$ (24.49)	$ (24.61)	$ (24.63)	$ (24.66)	$ (24.65)
Tangible book value per common share	$ 61.18	$ 63.71	$ 61.53	$ 58.70	$ 57.47	$ 56.24	$ 55.12	$ 52.92	$ 51.98	$ 51.38	$ 48.78	$ 48.85	$ 46.75	$ 44.74	$ 42.44	$ 42.08	$ 41.65

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